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                            KRUG INTERNATIONAL CORP.
                        1995 INCENTIVE STOCK OPTION PLAN
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Section 1.  Purposes.
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                 The purposes of the 1995 Incentive Stock Option Plan (the
"Plan") are (a) to provide incentives to officers and other key employees of the Corporation upon whose judgment, initiative and efforts the long-term growth and success of the Corporation is largely dependent; (b) to assist the Corporation in attracting and retaining key employees of proven ability; and
(c) to increase the identity of interests of such key employees with those of the Corporation's shareholders by providing such employees options to acquire Common Shares, without par value, of the Corporation and thereby participate in the growth and development of the Corporation.

Section 2.  Definitions.
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                 (a)  "Board" means the Board of Directors of the Corporation.

                 (b) "Corporation" means KRUG International Corp.; when used in the Plan with reference to employment, "Corporation" shall include any Subsidiary of the Corporation.

                 (c) "Fair Market Value" means (1) if the Shares are listed on the NASDAQ National Market, the last sale price of a Share on the National Market on the date the value of a Share is to be determined or, if there are no sales on such date, the mean of the bid and asked prices for Shares on the National Market at the close of business on such date; or (2) if the Shares are not listed on the NASDAQ National Market, the value determined by such reasonable method as shall be approved by the Board.

                 (d) "Incentive Stock Option" means an option granted under the Plan which qualifies as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                 (e) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as the same may be amended from time to time.

                 (f) "Share" or "Shares" means the Common Shares, without par value, of the Corporation.

                 (g) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation.
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Section 3.  Administration.
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                 (a)  ADOPTION.  The Plan was approved by the Board on May 19,
1995 and will become effective upon its approval by the holders of a majority of the shares constituting a quorum and present, in person or by proxy, at the 1995 Annual Meeting of Shareholders. The Plan will terminate on May 19, 2005, and no options may be granted under the Plan after termination.

                 (b) AMENDMENT. The Plan and options granted under the Plan may be amended, modified or terminated by the Board, provided that:

              (1) No action with respect to an outstanding option may be taken that would adversely affect the rights of the holder of such option without such holder's consent; and

              (2) No amendment to the Plan shall become effective without approval by the holders of a majority of the Shares present, in person or by proxy, at an annual or special shareholders meeting at which a quorum is present if such amendment would:

                      (i) increase the number of shares with respect to which options may be granted under the Plan; or

                      (ii)   extend the term of the Plan; or

                      (iii) materially increase the benefits accruing to or modify eligibility requirements for participants in the Plan.

                 (c) OPTION GRANTS. Subject to the provisions of the Plan, except as provided in Section 5, the Board shall, in its sole discretion, determine the persons to whom, and the times at which, options are granted, the number of Shares subject to each option, the option price per Share, and any other terms of options.

                 (d) INTERPRETATION. The Board will have the sole discretion and authority to interpret the Plan and to decide all questions arising under the Plan.

Section 4.  Option Shares.
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                 (a)  NUMBER.  The maximum number of Shares that may be issued upon exercise of options granted under the Plan is 250,000 Shares. Such Shares may be authorized and unissued Shares or treasury Shares.





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                 (b)  ADJUSTMENT.  The Board will appropriately adjust the
number of Shares subject to the Plan and the number and option price of Shares subject to outstanding options in the event of any change in outstanding Shares by reason of a share dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar corporate change.

                 (c) UNEXERCISED OPTIONS. Shares subject to unexercised options which terminate will thereupon become available for the grant of additional options.

Section 5.  Eligible Employees.
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                 Options may be granted by the Board to officers and other key employees of the Corporation, except that options to officers and other key employees who are also members of the Board may only be granted by a committee comprised of three or more directors, each of whom is a disinterested person within the meaning of Rule 16b-3.

Section 6.  Options and Option Terms.
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                 (a)  DESIGNATION OF OPTIONS.  Options granted under the Plan are intended to qualify as Incentive Stock Options. The Board may, however, in its discretion, grant options under the Plan which would not qualify as Incentive Stock Options.

                 (b) OPTION AGREEMENT. The terms of each option will be set forth in a stock option agreement approved by the Board.

                 (c) TERMS OF ALL OPTIONS. The following terms and provisions shall apply to all options granted under the Plan:

              (1) No option may be granted under the Plan at an option price which is less than the Fair Market Value of a Share on the date of grant.

              (2) Each option shall be for a term of 10 years after the date of grant.

              (3) No option will be exercisable either in whole or in part within two years after the date on which it is granted. Thereafter, each option may be exercised as follows: one-third of the total number of Shares covered thereby may be purchased during the third year after grant of the option, an additional one-third during the fourth year and an additional one-third during the fifth year. To the extent that any Shares are not purchased during the third, fourth or fifth year periods after the grant of the option, they may be purchased during the remaining period or periods of the option. Notwithstanding the foregoing, the Board may, either





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         before or after the grant of an option, provide that an option may be exercised at any time (including during the first two years after the grant of the option), either as to an increased number of Shares or as to all Shares, in such cases as the Board may deem appropriate, including without limitation, in the event the optionee retires with the approval of the Corporation or in the event of a proposed merger or consolidation to which the Corporation may be a party or a sale of substantially all the assets of the Corporation.

              (4) No option may be exercised under the Plan unless the optionee has been continuously employed by the Corporation from the date of grant to the date of exercise except that an option may be exercised within one year after the termination of the optionee's employment, to the extent the option was exercisable on the date of termination, if the cause of termination was death.

                 (d) ADDITIONAL PROVISIONS RELATING TO INCENTIVE STOCK OPTIONS. The following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan:

              (1) No Incentive Stock Option shall be granted to an employee who possesses at the time of grant more than 10% of the voting power of all classes of stock of the Corporation unless the option price is at least 110% of the Fair Market Value of the Shares subject to the option on the date the option is granted and the option is not exercisable after the expiration of five years from the date of grant.

              (2) No Incentive Stock Option may be exercisable in an amount exceeding the limitation of Section 422(d) of the Internal Revenue Code of 1986, as amended.

Section 7.  Procedure for Exercise and Payment.
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                 An option granted under the Plan may be exercised by the
optionee giving written notice of exercise to the President (or the designee of the President) of the Corporation. The option price for the Shares purchased shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Corporation receives written notice of exercise, together with full payment for the Shares purchased. The option price may be paid to the Corporation either in cash, by delivery to the Corporation of Shares already-owned by the optionee or by any combination of cash and such Shares. The Board may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the option price. In the event already-owned Shares are





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used to pay all or a portion of the option price, the amount credited to payment of the option price shall be the Fair Market Value of the already-owned Shares on the date the option is exercised. In no case may an option be exercised for a fraction of a Share.

Section 8.  Non-Transferability.
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                 Options may not be sold, pledged, assigned, hypothecated, or transferred except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Rule 16b-3.

Section 9.  Conditions Upon Granting of Options and Issuance of Certificates.
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                 No option shall be granted and Shares shall not be issued upon the exercise of an option unless the grant of options, the exercise of such option, and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of Federal and state law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ National Market or any stock exchange upon which the Shares may then be listed.

Section 10.  Notices.
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                 Each notice relating to this Plan shall be in writing and
delivered in person or sent by certified or registered mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered or mailed. Each notice to the Corporation shall be addressed as follows: KRUG International Corp., 6 North Main Street, Suite 500, Dayton, Ohio 45402-1900, Attention: President. Each notice to the optionee or other person or persons then entitled to exercise an option shall be addressed to the optionee or such other person or persons at the optionee's address set forth in the option. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

Section 11.  Pronouns.
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                 All pronouns used herein shall be deemed to refer to the
masculine, feminine, singular or plural, as the identity of the person or persons may require.

Section 12.  Effect of Termination of Plan.
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                 The termination of the Plan shall not adversely affect the rights of an optionee with respect to any option granted prior to the termination of the Plan.





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